EXHIBIT (4)(d)(1)

ADDITIONAL BENEFITS SPECIFICATIONS

RETURN OF PREMIUM (“ROP”) DEATH BENEFIT RIDER

Covered Person:	[John Doe]

Joint Covered Person:	[Jane Doe]

Effective Date:	[Issue Date]

Rider Fee Rate:	[]%

Designated Investment Option Categories:

Except as described in the Rider, while this Rider is in effect, your Purchase Payments and Contract Value must be allocated in compliance with the minimum and maximum percentages shown for each category:

[Category [1]

minimum aggregate allocation to Category [1] Subaccounts	[]%

maximum aggregate allocation to Category [1] Subaccounts	[%]

[Category [2]

minimum aggregate allocation to Category [2] Subaccounts	[]%

maximum aggregate allocation to Category [2] Subaccounts	[]%]

[Category [3]

minimum aggregate allocation to Category [3] Subaccounts	[]%

maximum aggregate allocation to Category [3] Subaccounts	[]%]

[Category [4]

minimum aggregate allocation to Category [4] Subaccounts	[]%

maximum aggregate allocation to Category [4] Subaccounts	[]%]

[Category [5]

minimum aggregate allocation to Category [4] Subaccounts	[]%

maximum aggregate allocation to Category [4] Subaccounts	[]%]

[Category [6]

minimum aggregate allocation to Category [4] Subaccounts	[]%

maximum aggregate allocation to Category [4] Subaccounts	[]%]

ICC18-VATRAD-ABPROP-01	[3-E]

EXHIBIT (4)(d)(1)

Notwithstanding the above, your Purchase Payments may be allocated to a Dollar Cost Averaging (“DCA”) Account, if available, and then transferred in accordance with the Designated Investment Option restrictions described above.

Designated Investment Option Subaccount Listing:

[Category [1]

[]]

[Category [2]

[]]

[Category [3]

[]]

[Category [4]

[]]

[Category [5]

[ ]]

[Category [6]

[ ]]

ICC18-VATRAD-ABPROP-01	[3-E]